Exhibit 3.47

ARTICLES OF ORGANIZATION

OF

SCRIP PAK, LLC

The undersigned organizer, who is the authorized representative of Scrip Pak, LLC (the “Company”) under the Florida Limited Liability Company Act, hereby adopts the following Articles of Organization.

ARTICLE I – NAME

The name of the Company is Scrip Pak, LLC.

ARTICLE II – PRINCIPAL OFFICE

The mailing address and street address of the principal office of the Company are 2481 Hilton Drive, Unit 5, Gainesville, Georgia 30501.

ARTICLE III – INITIAL REGISTERED AGENT AND ADDRESS

The name and street address of the initial registered agent are Smith Hulsey & Busey, 225 Water Street, Suite 1800, Jacksonville, Florida 32202.

IN WITNESS WHEREOF, the undersigned authorized representative has executed the foregoing Articles of Organization on the 24th day of August, 2010.

/s/ Annika D. Wallace
Annika D. Wallace
Authorized Representative

CERTIFICATE OF DESIGNATION

OF REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 608.415, FLORIDA STATUTES, THE UNDERSIGNED SUBMITS THE FOLLOWING STATEMENT TO DESIGNATE A REGISTERED OFFICE AND REGISTERED AGENT IN THE STATE OF FLORIDA.

1.	The name of the Limited Liability Company is Scrip Pak, LLC.

2.	The name and mailing address of the registered agent are Smith Hulsey & Busey, Professional Association and 225 Water Street, Suite 1800, Jacksonville, Florida 32202.

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, Smith Hulsey & Busey, Professional Association hereby accepts the appointment as registered agent and agrees to act in this capacity. Smith Hulsey & Busey, Professional Association further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and is familiar with and accepts the obligations of its position as registered agent as provided for in Chapter 608, F.S.

SMITH HULSEY & BUSEY, PROFESSIONAL ASSOCIATION

By:	/s/ M. Richard Lewis, Jr.
M. Richard Lewis, Jr.
Vice President

Date: August 24, 2010.

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